SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 27, 2013

SQN AIF IV, L.P.
(Exact name of registrant as specified in its charter)

Delaware	333-184550	36-4740732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 William Street, 26th Floor New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 422-2166

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 27, 2013, SQN AIF IV, L.P. (“Fund IV”) entered into a loan facility with Andes Construction & Mining, Inc. (“Andes”) to provide financing in an amount up to $3,000,000. Andes is a Florida based company that has built, refurbished and serviced mineral refining and mining equipment in the United States, Central and South America for more than 30 years. The loan facility is secured by equipment that refines precious metals and other minerals. Monthly payments of principal and interest are due under the loan facility which is scheduled to mature in September 2017. Andes’ obligations under the loan facility are personally guaranteed by two majority shareholders of Andes.

On October 1, 2013, Fund IV made its first scheduled quarterly distribution to its limited partners. Each limited partner received a pro-rated 6.5% per annum distribution payment. The distribution was funded entirely from cash from operations.

On October 15, 2013, Fund IV extended a $300,000 loan facility to Pride Products, Inc. (“Pride”) secured by manufacturing equipment owned by Pride. Established in 1982, Pride is a New Jersey based manufacturer and assembler of various consumer products. The loan facility is scheduled to be repaid in 29 equal monthly installments. Pride’s obligations under the loan facility are personally guaranteed by a majority shareholder of Pride.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2013	SQN AIF IV, L.P.

	By:	SQN AIF IV GP, LLC, its General Partner

		By:	/S/ JEREMIAH J. SILKOWSKI
Jeremiah J. Silkowski, President and CEO

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